Exhibit 10.1
W. H. BRADY CO.
1989
NONQUALIFIED STOCK OPTION PLAN
     1. Purpose. The purpose of this Plan is to promote the growth and development of W. H. Brady Co. (the “Company”) by (a) providing increased long-term incentives for key salaried employees of the Company and any present or future Subsidiary of the Company and (b) facilitating the efforts of the Company and its Subsidiaries to obtain and retain employees of outstanding ability. This Plan provides for the granting of nonqualified stock options which are intended not to qualify for the treatment provided under Section 422A of the Internal Revenue Code.
     2. Administration.
     (a) The Plan shall be administered by the Compensation Committee (the “Committee”) of the Board of Directors of the Company. None of the members of Committee, while serving in such capacity, shall be eligible to receive options under this Plan. A majority of the members of the Committee shall constitute a quorum. The approval of such a quorum, expressed by vote at a meeting, or in writing without a meeting, shall constitute the action of the Committee and shall be valid and effective for all purposes of the Plan.
     (b) The Committee is authorized, subject to the provisions of the Plan, to adopt, amend and rescind such rules and regulations as it may deem appropriate for the administration of the Plan, and to make determinations and interpretations which it deems consistent with the Plan’s provisions. The Committee’s determinations and interpretations shall be final and conclusive.
     3. Eligibility. Key salaried employees, including officers, of the Company and of its Subsidiaries shall be eligible to receive options under the Plan, but no option shall be granted to any director of the Company who is not an officer or key employee of the Company or a Subsidiary.
     4. Shares Subject to Options.
     (a) The stock to be subject to options under the Plan shall be shares of the Company’s Class A Common Stock, $.01 par value, subject to adjustment under Paragraph 12 hereof, and may be authorized but unissued Class A Common Stock or Class A Common Stock issued and reacquired by the Company.
     (b) The aggregate number of shares which may be issued pursuant to exercises of options granted under the Plan shall not exceed Five Hundred Thousand (500,000) shares of the Company’s Class A Common Stock, subject to adjustment under paragraph 12 hereof.
     (c) Shares subject to and not issued under an option which expires or terminates or is cancelled for any reason during the term of the Plan shall again be available for the granting of options under the Plan.

     5. Exercise Price.
     (a) The exercise price at which shares may be purchased under each option shall be not less than 100 percent of the Fair Market Value of the shares on the date on which the option is granted. For all purposes of this Plan, the term “Fair Market Value” shall be the average of the highest and lowest sale prices of the stock, on the date of grant, as reported by NASDAQ (the National Association of Securities Dealers, Inc. Automated Quotation System). However, if at any time the Class A Common Stock is listed on any exchange, the “Fair Market Value” shall be the average of the reported highest and lowest prices at which shares of Class A Common Stock are sold on such exchange on the date the option is granted. In the absence of reported sales on NASDAQ or on such exchange on said date, the “Fair Market Value” shall be the average of the reported closing bid and asked prices for the shares on NASDAQ or such exchange on the date the option is granted.
     (b) The cash proceeds of the sale of stock subject to an option are to be added to the general funds of the Company available for its corporate purposes.
     6. Granting of Options.
     (a) The Committee may from time to time at its discretion, subject to the provisions of the Plan, determine when options shall be granted and at the time of each grant determine those eligible employees to whom options shall be granted, the number of shares subject to such options, the date or dates on which the options become exercisable, either wholly or in part, and the expiration date of the options.
     (b) Each option shall be evidenced by a written agreement containing terms and conditions established by the Committee consistent with the provisions of the Plan.
     7. Term of Plan. Options may be granted under the Plan at any time up to December 31, 1999, on which date the Plan shall expire except as to options then outstanding, which options shall remain in effect until they have been exercised or have expired or terminated.
     8. Exercise of Options.
     (a) Options granted under the Plan may not be exercised until six months have elapsed from the date of grant, or prior to the event described in the last sentence of paragraph 15 hereof, and then may be exercised only in accordance with the terms established by the Committee, including any additional requirement as to the initial exercise date or dates when options shall first become exercisable in whole or part. Unless otherwise determined by the Committee at the time of grant, each option granted hereunder shall expire on a date which is ten years after the date on which the option was granted.

     (b) Although the Company intends to exert its best efforts so that the shares purchasable upon the exercise of an option, when it first becomes exercisable, will be registered under, or exempt from the registration requirements of, the Federal Securities Act of 1933 (the “Act”) and any applicable state securities law, if the exercise of an option would otherwise result in the violation by the Company of any provision of the Act or of any state securities law, the Company may require that such exercise be deferred until the Company has taken appropriate action to avoid any such violation.
     (c) The exercise price for shares purchased shall be paid in full at the time of exercise and no shares shall be issued until full payment therefore is made. Such payment may be made either (i) in cash or (ii) by delivering shares of the Company’s common stock which have been beneficially owned by the optionee, the optionee’s spouse, or both of them for a period of at least six months prior to the time of exercise (the “Delivered Stock”) or (iii) by delivering a combination of cash and Delivered Stock. Delivered Stock shall be valued at its Fair Market Value determined as of the date of exercise of the option.
     (d) An optionee shall not be deemed the holder of any shares subject to the option until the shares are fully paid and issued to him upon exercise of such option.
     9. Transferability of Options. An option granted under the Plan may not be transferred except by will or the laws of descent and distribution and may be exercised during the lifetime of optionee (to the extent exercisable) only by him. The option and any rights and privileges pertaining thereto shall not be transferred, assigned, pledged or hypothecated by him in any way whether by operation of law or otherwise and shall not be subject to execution, attachment or similar process.
     10. Termination of Employment.
     (a) Upon termination of employment with the Company or a Subsidiary for any reason except death, after he shall have been continuously so employed for six months after the date of grant of his option, an employee to whom an option is granted may, at any time within three months after the date of such termination but in no event later than the date of expiration of the option, exercise the option to the extent he was entitled to do so on the date of such termination; provided, however, that if such employee is dismissed for cause, of which the Committee shall be the sole judge, his option shall forthwith expire. Any options or portions of options of terminated employees not so exercised shall terminate.
     (b) The Committee may determine that, for the purpose of the Plan, an employee who is on a leave of absence will be considered as a full-time salaried employee of the Company or a Subsidiary.

     (c) Transfer of an employee from the Company to a Subsidiary or from a Subsidiary to the Company or another Subsidiary shall not be a termination of employment or an interruption of continuous employment for the purposes of the Plan.
     (d) Nothing in the Plan or in any option granted under the Plan shall confer on any employee any right to continue in the employ of the Company or its Subsidiaries, or affect the right of the Company or its Subsidiaries to terminate his employment at any time.
     11. Death. If an employee to whom an option is granted dies while in the employ of the Company or a Subsidiary, or within 90 days after termination of such employment, the person or persons to whom the option is transferred by will or the laws of descent and distribution may, at any time within one year after the date of death but not later than the expiration date of the option, exercise the option to the extent the employee was entitled to do so on the date of death or termination of employment, whichever was earlier. Any options or portions of options of deceased employees not so exercised shall terminate.
     12. Changes in Common Stock. In the event of any reorganization, recapitalization, stock split, stock dividend, merger, consolidation, combination or exchange of shares, rights offering or any other change affecting the Class A Common Stock of the Company, the Committee shall proportionately and appropriately adjust: (a) the aggregate number and kind of shares authorized for issuance under the Plan; and (b) in the case of stock options, the price and the number and kind of shares subject to the stock options, without any change in the aggregate purchase price to be paid for the stock options.
     13. Amendment or Discontinuance. The Committee may, at any time, without the approval of the stockholders of the Company, alter, amend, modify, suspend or discontinue the Plan, by may not, without the consent of the holder of an option, make any alteration which would adversely affect an option previously granted under the Plan or, without the approval of the stockholders of the Company, make an alteration which would (a) increase the aggregate number of shares subject to options under the Plan, except for adjustments pursuant to paragraph 12; (b) decrease the minimum exercise price; (c) permit any member of the Committee to become eligible for options under the Plan; or (d) extend the term of the Plan or the maximum period during which any option may be exercised.
     14. Liability. No member of the Board of Directors, the Committee or officers or employees of the Company or its Subsidiaries shall be personally liable for any action, omission of determination made in good faith in connection with the Plan.
     15. Effective Date. This Plan, adopted by the Board of Directors on May 26, 1989, shall become effective upon such adoption, but shall be subject to approval by the voting stockholders of the Company. No option granted hereunder shall be or become exercisable unless and until such stockholder approval has occurred.
     16. Dissolution or Merger. Anything contained herein to the contrary notwithstanding, upon the dissolution or liquidation of the Company, or upon any merger in which the Company is not the surviving corporation, at any time prior to the expiration date of an option or the termination of an option hereunder, an optionee shall have the right within sixty (60) days prior to the effective date of such dissolution, liquidation or merger, to surrender then outstanding and unexercised options to the Company for cash, subject to the discretion of the Committee as to the exact timing of said surrender. Notwithstanding the foregoing, however, in the case of a retired or decreased optionee, the optionee’s right to surrender his outstanding and unexercised options under this paragraph shall be available only to the extent that at the time of any such surrender, the optionee would have been entitled to exercise his option under paragraph 10 or 11, as the case may be. The amount of cash to be paid to the employee for all such surrendered options shall be equal to the number of shares of Class A Common Stock subject to such surrendered options, multiplied by the difference between the option price per share and the Fair Market Value per share of Class A Common Stock of the Company at the time of surrender.
     17. Miscellaneous.
     (a) The term “Board of Directors” herein shall mean the Board of Directors of the Company and, to the extent that any powers and discretion vested in the Board of Directors are delegated to any committee of the Board, the term “Board of Directors” shall also mean such committee.
     (b) The term “Subsidiary” used herein shall mean any corporation more than 50 percent of whose total combined voting stock of all classes is held by the Company or by another corporation qualifying as a Subsidiary within this definition.
     18. Withholding Taxes. Pursuant to applicable Federal and state laws, the Company may be required to collect withholding taxes upon the exercise of an option. The Company may require, as a condition to the exercise of an option, that the optionee concurrently pay to the Company the entire amount or a portion of any taxes which the Company is required to withhold by reason of such exercise, in such amount as the Committee or the Company in its discretion may determine. In lieu of part or all of any such payment, the optionee may elect, subject to such rules and regulations as the Committee may adopt from time to time, to have the Company withhold from the shares to be issued upon exercise of the option that number of shares having a Fair Market Value equal to the amount which the Company is required to withhold.